                               CUSTODY AGREEMENT

      AGREEMENT made as of February 10, 1982 by and between Command Money Fund, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter called the "Trust"), and THE FIRST JERSEY NATIONAL BANK, a national banking association organized and existing under the laws of the United States (hereinafter called the "Custodian").

                               W I T N E S S E T H:

      WHEREAS, the Trust desires that its securities and funds shall be hereafter held and administered by the Custodian pursuant to the terms of this
Agreement:

      NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Custodian agree as follows:

      SECTION 1. Definitions

      The word "securities" as used herein includes stocks, shares, bonds, debentures, bills, notes, mortgages, certificates of deposit, bank time deposits, bankers' acceptances, commercial paper, scrip, warrants, participation certificates, choses in action, evidences of indebtedness, or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

      The term "officers' certificate" shall mean a direction, instruction or certification in writing signed in the name of the Trust by any two of the President, a Vice President, the Secretary and the Treasurer of the Trust, or any other persons duly authorized to sign by the Trustees or the Executive Committee of the Trust.

SECTION 2. Names, Titles and Signatures of Trust's Officers

      The Secretary or an Assistant Secretary of the Trust will certify to the Custodian the names and the signatures of those persons authorized to sign officers' certificates, as defined in Section 1 hereof, and the names of the Trustees and the members of the Executive Committee thereof, if any, together with any changes which may occur from time to time and the Custodian shall be fully protected in acting in reliance thereon.

SECTION 3. Receipt and Disbursement of Funds

      A. The Custodian shall open and maintain a separate account or accounts in the name of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in such account or accounts, subject to the provisions hereof, all funds received by it from or for the account of the Trust. The Trust will deliver or cause to be delivered to the Custodian all funds owned by the Trust, including cash received for the issuance of its shares during the period of this Agreement. The Custodian shall make payments of funds to, or for the account of, the Trust from such funds only: (a) for the purchase of securities for the portfolio of the Trust (i) upon the delivery of such securities to the Custodian (or to any bank, banking firm or trust company doing business in the United States and designated by the Custodian as its sub-custodian or agent for this purpose), registered (if registrable) in the name of the Trust or of the nominee of the Custodian referred to in Section 8 or in proper form for transfer, or (ii) in the case of repurchase agreements entered into between the Trust and the Custodian or other bank, upon delivery of the receipt evidencing purchase by the Trust of securities owned by the Custodian or other bank along with written evidence of the agreement by the Custodian or other bank to repurchase such securities from the Trust; (b) for the repurchase or redemption of shares of the Trust upon written advice thereof to the Custodian from the Trust's Transfer Agent, in the amount specified in such advice; (c) for the payment of interest, dividends, taxes, management or supervisory fees, or operating expenses (including, without limitation thereto, trustees' fees and expenses, and fees for legal, accounting and auditing services); (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Trust held by or to be delivered to the Custodian; (e) for the payment to any bank of interest on or any portion of the principal of any loan made by such bank

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to the Trust; (f) for the payment to any person, firm or corporation who has borrowed the Trust's portfolio securities the amount deposited with the Custodian as collateral for such borrowing upon the delivery of such securities to the Custodian, registered (if registrable) in the name of the Trust or of the nominee of the Custodian referred to in Section 8 or in proper form for transfer, or (g) for other proper purposes of the Trust. Before making any such payment the Custodian shall receive (and may rely upon) an officers' certificate directing such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d) , (e) or (f) of this subsection A. In respect of item (g), the Custodian will take such action only upon receipt of an officers' certificate and a certified copy of a resolution of the Trustees or of the Executive Committee of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose of the Trust, and naming the person or persons to whom such payment is to be made. In respect to item (f), the Custodian shall make payment to the borrower of securities loaned by the Trust of part of the collateral deposited with the Custodian upon receipt of an officers' certificate stating that the market value of the securities loaned has declined and specifying the amount to be paid by the Custodian without receipt or return of any of the securities loaned by the Trust. In respect of item (a), in the case of repurchase agreements entered into with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank, which may by itself, prior to receipt of the safe-keeping receipt and repurchase agreement, provided that such documents are received prior to the close of business on the same day.

      B. Notwithstanding anything herein to the contrary, the Custodian may at any time or times, appoint (and may at any time remove) any other bank or trust company as its sub-custodian or agent to carry out such of the provisions of Subsection A of this Section 3 as the Trust may from time to time request; provided, however, that the appointment of such sub-custodian or agent shall not relieve the Custodian of any of its responsibilities hereunder; and provided, further, that the Trust will not request the appointment of any bank as sub-custodian unless it meets the requirements of Section 26 of the Investment Company Act.

      C. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Trust.

SECTION 4. Receipt of Securities

      A. The Custodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms, corporations or trust, pursuant to the pro-visions hereof, all securities received by it from or for the account of the Trust and the Trust will deliver or cause to be delivered to the Custodian all securities owned by the Trust. All such securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions of, the Trust pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to the directive of the Trust and only for the account of the Trust as set forth in Section 5 of this Agreement.

      B. Notwithstanding anything herein to the contrary, the Custodian may at any time or times, appoint (and may at any time remove) any other bank or trust company as its sub-custodian or agent to carry out such of the provisions of Subsection A of this Section 4 and of Section 5 or this Agreement, as the Trust may from time to time request, provided, however, that the appointment of such sub-custodian or agent shall not relieve the Custodian of any of its responsibilities hereunder; and provided, further, that the Trust will not request the appointment of any bank as sub-custodian unless it meets the requirements of Section 26 of the Investment Company Act.

SECTION 5. Transfer, Exchange, Redelivery, etc. of Securities

      The custodian shall have sole power to release or deliver any securities of the Trust held by it pursuant to this Agreement. The Custodian agrees to transfer, ex-change or deliver securities held by it hereunder only; (a) for sales of such securities for the account of the Trust upon receipt by the Custodian of payment therefor, (b) when such securities mature or are called, redeemed or retired or otherwise become payable, (c) for examination by any broker selling any such securities in accordance with "street delivery" custom, (d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise of subscription, purchase or other similar rights represented by such securities,
(g) for the purpose of exchanging interim receipts for temporary securities for definitive securities, (h) for the purpose of effecting a loan of the Trust's portfolio securities to any person, firm, corporation or trust upon the receipt by the Custodian of cash or cash equivalent collateral at least equal to the market value of the securities loaned, (i) to any bank for the purpose of collateralizing the obligation of the Trust to repay any moneys borrowed by the Trust from such bank; provided, however, that the Custodian may at the option of such lending bank keep such collateral in its possession; subject to the rights of such bank given to it by virtue of any promissory note or agreement executed and delivered by the Trust to such bank, or (j) for other proper purposes of the Trust. As to any deliveries made by the

Custodian pursuant to items (a), (b), (d), (e), (f), (g) and (h), securities or funds receivable in exchange therefor shall be deliverable to the Custodian. Before making any such transfer, exchange or delivery, the Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange, or delivery and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), (h) or (i) of this Section 5, and, in respect of item (j), upon receipt of an officers' certificate and a certified copy of a resolution of the Trustee's or of the Executive Committee signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose of the Trust, and naming the persons or persons to whom delivery of such securities shall be made. In respect of item (h), the officers' certificate shall state the market value of the securities to be loaned and the corresponding amount of collateral to be deposited with the Custodian; thereafter, upon receipt of an officers' certificate stating that the market value of the securities loaned has increased and specifying the amount of increase, the Custodian shall collect from the borrower additional cash collateral in such amount.

SECTION 6. Federal Reserve Book-Entry System

      Notwithstanding any other provisions of this Agreement, it is expressly understood and agreed that the Custodian is authorized in the performance of its duties hereunder to deposit in the book entry deposit system operated by the Federal Reserve Banks (the "System"), United States government, instrumentality and agency securities and any other securities deposited in the System ("Securities") and to use the facilities of the System, as permitted by Rule 17f-4 under the Investment Company Act of 1940, in accordance with the following terms and provisions:

            (a) The Custodian may keep Securities of the Trust in the System provided that such Securities are represented in an account ("Account") of the Custodian's in the System which shall not include any assets of the Custodian other than assets held in a fiduciary or custodian capacity.

            (b) The records of the Custodian with respect to the Trust's participation in the System through the Custodian shall identify by book entry Securities belonging to the Trust which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission.

            (c) The Custodian shall pay for Securities purchased for the account of the Trust upon: (i) receipt of advice from the System that such Securities have been transferred to the Account; and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Trust. The Custodian shall transfer Securities sold for the account of the Trust upon: (i) receipt of advice from the System that payment for such securities has been transferred to the Account; and
      (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Trust. The Custodian shall send the Trust a confirmation of any transfers to or from the account of the Trust.

            (d) The Custodian will provide the Trust with any report obtained by the Custodian on the System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the System. The Custodian will provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities including Securities deposited in the System relating to the services provided by the Custodian under this Agreement; such reports shall detail material inadequacies disclosed by such examination, and, if there are no such inadequacies, shall so state, and shall be of such scope and in such detail as the Trust may reasonably require and shall be of sufficient scope to provide reasonable assurance that any material inadequacies would be disclosed.

SECTION 7. Custodian's Acts Without Instructions

      Unless and until the Custodian receives an officers' certificate to the contrary, the Custodian shall:

      (a) Present for payment all coupons and other income items held by it for the account of the Trust which call for payment upon presentation and hold the funds received by it upon such payment for the account of the Trust: (b) collect interest and cash dividends received, with notice to the Trust, for the account of the Trust; (c) hold for the account of the Trust hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; (d) execute as agent on behalf of the Trust all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any State now or hereafter in effect, inserting the Trust's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so; (e) transmit promptly to the Trust all reports, notices and other written information received by the Custodian from or concerning issuers of the Trust's portfolio securities; and (f) collect from the borrower the securities loaned and delivered by the Custodian pursuant to item (h) of Section 5 hereof, (i) any interest or

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cash dividends paid on such securities, and (ii) all stock dividends, rights and similar securities issued with respect to any such loaned securities.

      With respect to securities of foreign issue, it is expected that the Custodian will use its best efforts to effect collection of dividends, interest and other income, and to notify the Trust of any call for redemption, offer of exchange, right of subscription, reorganization, or other proceedings affecting such securities, or any default in payments due thereon. It is understood, however, that the Custodian shall be under no responsibility for any failure or delay in effecting such collections or giving such notice with respect to securities of foreign issue, regardless of whether or not the relevant information is published in any financial service available to it unless such failure or delay is due to its negligence; however, this sentence shall not be construed as creating any such responsibility with respect to securities of non-foreign issue, other than such responsibility as may be part of the general responsibility of the Custodian as stated in this Section 7. Collections of income in foreign currency are, to the extent possible to be converted into United States dollars unless otherwise instructed in writing, and in effecting such conversion the Custodian may use such methods or agencies as it may see fit, including the facilities of its own foreign division at customary rates. All risk and expenses incident to such collection and conversion is for the account of the Trust and the Custodian shall have no responsibility for fluctuations in exchange rates affecting any such conversion.

SECTION 8. Registration of Securities

      Except as otherwise directed by an officers' certificate, the Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of the Custodian as defined in the Internal Revenue Code and any Regulation of the Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any State. The Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

      The Trust shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Trust and which may from time to time be registered in the name of the Trust.

SECTION 9. Voting and Other Action

      Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Trust, except in accordance with the instructions contained in an officers' certificate. The

Custodian shall execute and deliver, or cause to be executed and delivered, to the Trust all notices, proxies and proxy soliciting materials with relation to such securities (excluding any securities loaned and delivered by the Custodian pursuant to item (h) of Section 5 hereof), such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Trust), but without indicating the manner in which such proxies are to be voted.

SECTION 10. Transfer Tax and Other Disbursements

      The Trust shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.

      The Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provision of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State, to exempt from taxation any exemptable transfers and/or deliveries of any such securities.

SECTION 11. Concerning the Custodian

      A. The Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties.

      B. The Custodian shall not be liable for any action taken in good faith upon any officers' certificate as herein defined or certified copy of any resolution of the Trustees or of the Executive Committee, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

      C. The Custodian shall not be liable for any loss or damage, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct and except that the Custodian shall be responsible for the acts of any sub-custodian or agent appointed hereunder. The Custodian may apply for and obtain the advice and opinion of counsel to the Trust or of its own counsel with respect to questions of law, and shall be fully protected with respect to anything done or omitted by it in good faith, in conformity with such advice or opinion.

      D. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

            (a) The validity of the issue of any securities purchased by or for the Trust, the legality of the purchase thereof, or the propriety of the amount paid therefor;

            (b) The legality of the issue or sale of any securities by or for the Trust, or the propriety of the amount for which the same are sold;

            (c) The legality of the issue or sale of any shares of the Trust, or the sufficiency of the amount to be received therefor;

            (d) The legality of the redemption of any shares of the Trust, or the propriety of the amount to be paid therefor;

            (e) The legality of the declaration of any dividend or distribution by the Trust, or the legality of the issue of any shares of the Trust in payment of any dividend or distribution in shares;

            (f) The legality of the delivery of any securities held for the Trust for the purpose of collateralizing the obligation of the Trust to repay any moneys borrowed by the Trust; or

            (g) The legality of the delivery of any securities held for the Trust for the purpose of loaning said securities to any person, firm or corporation.

      E. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by written instructions signed in the name of the Trust by one of its executive officers, and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

      F. The Custodian shall not be under any duty or obligation to ascertain whether any securities at any time delivered to or held by it for the account of the Trust, are such as may properly be held by the Trust under the provisions of its Declaration of Trust.

      G. The Trust agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims, liabilities, and losses (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Trust for such items. In the event of any advance of funds for any purpose made by the Custodian resulting from orders or instructions of the Trust, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Trust shall be security therefor.

SECTION 12. Reports by the Custodian

      A. The Custodian shall furnish the Trust daily with a statement summarizing all transactions and entries for the account of the Trust. The Custodian shall furnish the Trust at the end of every month with a list of the portfolio securities held by it as Custodian for the Trust, adjusted for all commitments confirmed by the Trust as of such time certified by a duly authorized officer of the Custodian. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of the Trust, its independent accountants and officers of its investment advisors.

      B. The Custodian will maintain such books and records relating to transactions effected by it as are required by the Investment Company Act of 1940, as amended from time to time and any rule or regulation thereunder; or by any other applicable provisions of the law to be maintained by the Trust or its Custodian, with respect to such transactions, and preserving or causing to be preserved, any such books and records for such periods as may be required by any such rule or regulation.

SECTION 13. Termination or Assignment

      This agreement may be terminated by the Trust, or by the Custodian, on sixty (60) days' notice, given in writing and sent by registered mail to the Custodian, or to the Trust, as the case may be, at the address hereinafter set forth. Upon any termination of this Agreement, pending appointment of a successor to the Custodian or a vote of the shareholders of the Trust to dissolve or to function without a Custodian of its funds, securities and other property, the Custodian shall not deliver funds, securities or other property of the Trust to the Trust, but may deliver them to a bank or trust company of its own selection, having an aggregate capital, surplus and undividend profits, as shown by its last published report of not less than ten million dollars ($10,000,000) as a Custodian for the Trust to be held under terms similar to those of this Agreement; provided, however, that the Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Trust of all liabilities constituting a charge on or against the properties then held by the Custodian or on or against the Custodian, and until full payment shall have been made to the Custodian of all its fees, compensations, costs and expenses, subject to the provisions of Section 11 of this Agreement.

SECTION 14. Miscellaneous

      A. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its office at One Exchange Place, Jersey City, New Jersey 07303, or at such other place as the Custodian may from time to time designate in writing.

      B. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust, shall be sufficiently given if addressed to the Trust and mailed or delivered to it at its office at or at such other place as the Trust may from time to time designate in writing.

      C. This agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized or approved by a resolution of the Trustees of the Trust.

      D. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assign, provided, however, that this Agreement shall not be assignable by the Trust without the written consent of the Custodian or by the Custodian without the written consent of the Trust, authorized or approved by a resolution of its Trustees.

      E. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute but one instrument.

      F. This Agreement and the rights and obligations of the Trust and the Custodian hereunder shall be construed and interpreted in accordance with the laws of the State of New Jersey.

      G. The Declaration of Trust establishing                 a copy of which,
together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts,
provides that the name                         refers to the Trustees under the
Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee nor agent of shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise,
in connection with the affairs of said                         Trust, but the
Trust Estate only shall be liable.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and their respective corporate seals to be affixed hereto as of the date first above written by their respective officers thereunto duly authorized.

      Executed in several counterparts, each of which is an original.

                                           THE FIRST JERSEY NATIONAL BANK
Attest:


/s/ [ILLEGIBLE]                            By /s/ [ILLEGIBLE]
----------------------                        ----------------------
ASSISTANT SECRETARY                           Vice President


Attest:


/s/ [ILLEGIBLE]                            By /s/ [ILLEGIBLE]
----------------------                        ----------------------

                         AMENDMENT TO CUSTODY AGREEMENT

            Amendment dated as of May 17, 1982 to the Custody Agreement, dated February 10, 1982, between COMMAND MONEY FUND, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and THE FIRST JERSEY NATIONAL BANK, a national banking association organized and existing under the laws of the United States (the "Custodian").

            In consideration of the mutual agreements contained herein, the parties hereto amend the Custody Agreement as follows:

            A. The second paragraph of Section 1 shall read as follows:

            The term 'officer's certificate' shall mean a direction, instruction or certification in writing signed in the name of the Trust by either the President, any Vice President, the Secretary or the Treasurer of the Trust, or any other person duly authorized to sign by the Trustees or the Executive Committee of the Trust."

            B. The parenthetical beginning on line 14 of subsection A of Section 3 shall read in its entirety "or to any subcustodian as provided for in Section 15."

            C. Subsection B of Section 3 shall be deleted in its entirety and subsection "C" shall be designated subsection "B".

            D. Subsection B of Section 4 shall be deleted in its entirety.

            E. Subsection C of Section 11 shall be amended by deleting from line 6 the words "appointed hereunder" and adding in their place the words "as set forth in Section 15.

            F. There shall be added after Section 14 a new Section 15 that shall read in its entirety as follows:

            "SECTION 15. Securities and funds to be held outside the United States shall be held by subcustodians appointed pursuant to the provisions of this Section 15. Upon request by the Trust, the Custodian shall appoint the bank or trust company selected by the Trust, which meets the requirements of a custodian under the Investment Company Act of 1940 or the rules and regulations thereunder, to act as subcustodian for the Trust for the purpose of holding securities and funds outside of the United States, provided, that any such bank or trust company and the subcustodian agreement to be entered into between such bank or trust company and the Custodian (including all proposed charges for services of such bank or trust company) shall have been approved in writing by the Trust. The Custodian may, with consent of the Trust, remove any such bank or trust company that has been appointed as a subcustodian.

            With respect to the securities and funds held by a subcustodian appointed pursuant to the provisions of this Section, the Custodian shall be liable to the Trust if and only to the extent that such subcustodian is liable to the Custodian under the applicable subcustodian agreement (including the applicable law as indicated in such agreement). The Custodian shall nevertheless be liable to the Trust for its own negligent failure to transmit accurately and promptly any instructions received by it from the Trust and for its own negligence in connection with the delivery of any securities or funds by it to any such subcustodian.

            In the event that any subcustodian appointed pursuant to the provisions of this Section fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such subcustodian to perform such obligations. In the event that the Custodian is unable to cause such subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith terminate the subcustodian agreement and, if necessary or desirable, the Trust will appoint another subcustodian in accordance with the provisions of this Section.

            At the written request of the Trust, the Custodian will terminate any subcustodian appointed pursuant to the provisions of this Section in accordance with the termination provisions under the applicable subcustodian agreement. The Custodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder except upon the prior written approval of the Trust."

            The Declaration of Trust establishing COMMAND MONEY FUND, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name COMMAND MONEY FUND refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of COMMAND MONEY FUND shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said COMMAND MONEY FUND, but the Trust Estate only shall be liable.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and their respective corporate seals to be affixed hereto as of the date first written above by their respective officers thereunto duly authorized.

                                           THE FIRST JERSEY NATIONAL BANK


Attest:                                    By /s/ [ILLEGIBLE] Vice President
                                              ----------------------------------

/s/ [ILLEGIBLE]
-----------------------------------        COMMAND MONEY FUND
             SECRETARY

Attest:                                    By /s/ [ILLEGIBLE]
                                              ----------------------------------

/s/ [ILLEGIBLE]
-----------------------------------